 Exhibit 99.1

Press Release #201420	FOR IMMEDIATE RELEASE	March 26, 2014

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is very pleased to announce that Dr. Robert Melamede, Ph.D. and current President at Cannabis Science (CBIS) has joined the Advisory board of Enertopia.

"Dr. Melamede needs no introduction as he is the leader in the field of cannabis science research. We are honored to announce Robert as an important advisory board appointment from the Cannabis sector. He has un-paralleled years in cannabis research and dedication for the advancement of moving marijuana to the main stream in America. Robert will be able to apply his knowledge and industry contacts to help lead Enertopia towards its goals in the rapidly expanding legal marijuana market in North America," stated Robert McAllister, President / CEO of Enertopia.

Dr. Melamede said, "I am incredibly excited about the opportunity to help out on this rapidly growing ground floor opportunity in the legal marijuana sector. I look forward to applying my years of industry, academia and passion for life and the releasing of the healing wonders of marijuana to millions of people in North America and around the World.” Stated Dr. Robert ( Bob ) Melamede.

Mr. Shaxon, our corporate development leader at Enertopia, had this to say, "I’m very excited to be working with Bob again and building up the Enertopia team, I anticipate a great year of assisting in building Enertopia into one of the leaders in the legal marijuana sector.”

Robert McAllister, Enertopia Corporation., President & CEO said, “As I have announced before it is our intention to move Enertopia rapidly forward into what we are all witnessing today with a new era of plant based healing.” Enertopia paid a one-time $2,500 honorarium, issued 250,000 shares of restricted stock in consideration for Dr. Melamede joining our Advisory board and a further 500,000 stock options. For more information about Dr. Melamede’s background, please visit http://www.enertopia.com/s/Advisors.asp

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505 This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company the Advisory board appointment of Dr. Robert Meleamede will have any impact on the company, or that the Company will be successful in attracting key people.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release